Provention Bio Appoints Jason Hoitt as Chief Commercial Officer

OLDWICK, N.J., Jan. 8, 2019 /PRNewswire/ — Provention Bio, Inc. (Nasdaq: PRVB), a clinical stage biopharmaceutical company dedicated to intercepting and preventing immune-mediated diseases, today announced the appointment of Jason Hoitt as Chief Commercial Officer. Mr. Hoitt brings 18 years of commercial experience in the biotechnology sector, most recently serving as Chief Commercial Officer at Dova Pharmaceuticals (recently acquired by Swedish Orphan Biovitrum AB, or Sobi). As Chief Commercial Officer and a member of Provention’s senior leadership team, Mr. Hoitt will be responsible for the development and execution of Provention’s global commercial strategy for PRV-031 (teplizumab).

“We welcome Jason to our executive leadership team as we continue to advance PRV-031 (teplizumab) toward the market, begin to build our commercial capabilities, and continue to evaluate potential partnerships for all indications and geographies,” stated Ashleigh Palmer, CEO of Provention Bio. “Jason’s extensive commercial experience, including the planning, preparation and execution of product launches in rare diseases and nascent markets, will be critical as we work to bring teplizumab to type one diabetes (T1D) patients and at-risk individuals and, in parallel, advance our business development efforts for teplizumab.”

“As a result of the ground-breaking results of the ‘At-Risk’ study published in the New England Journal of Medicine (NEJM) in June 2019, Provention Bio has rapidly transitioned from a development-stage start-up to a pre-commercialization biopharmaceutical company preparing to launch its Breakthrough Therapy Designation lead program with the potential to disrupt and transform the T1D landscape,” said Mr. Hoitt. “I look forward to working with our leadership team to deliver on the company’s mission to commercialize teplizumab, which the NEJM study showed can, by way of a single 14-day course of therapy, delay the onset of insulin-dependent T1D in at-risk individuals by a median of at least two years.”

Mr. Hoitt joined Dova Pharmaceuticals in 2018 as Chief Commercial Officer and led all commercial efforts including the pre-launch and launch strategy and execution for DOPTELET® (avatrombopag) targeting chronic immune thrombocytopenia. Prior to Dova Pharmacetucials, Mr. Hoitt was a member of the commercial leadership team at Insmed Incorporated, serving as a Vice President and Head of Sales. Mr. Hoitt also held sales, marketing and medical affairs leadership roles at Sarepta Therapeutics, Vertex Pharmaceuticals and Gilead Sciences. Mr. Hoitt has been instrumental in the launches and success of DOPTELET (Dova), Arikayce (Insmed), Exondys 51 (Sarepta), and Incivek (Vertex). Mr. Hoitt holds a B.A. from the College of the Holy Cross.

About Provention Bio, Inc.

Provention Bio, Inc. (Nasdaq: PRVB) is a clinical-stage biopharmaceutical company leveraging a transformational drug development strategy that is focused on the prevention or interception of immune-mediated disease. Provention’s mission is to in-license, transform and develop therapeutic candidates targeting the high morbidity, mortality and escalating costs of autoimmune and inflammatory diseases including: type 1 diabetes (T1D), celiac disease and lupus. Provention’s diversified portfolio includes advanced-stage product development candidates that have undergone clinical testing by other companies.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to timing of submission of the BLA. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Provention’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to failure to obtain FDA approvals or clearances and noncompliance with FDA regulations; uncertainties of patent protection and litigation; limited research and development efforts and dependence upon third parties; substantial competition; our need for additional financing and the risks listed under “Risk factors” in our annual report on Form 10-K for the year ended December 31, 2018 and any subsequent filings with the Securities and Exchange Commission (SEC). As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Provention does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

Investors:

Sam Martin, Argot Partners

sam@argotpartners.com

212-600-1902

Media:

David Rosen, Argot Partners

david.rosen@argotpartners.com

212-600-1902